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                                                                    Exhibit 23.1


                        CONSENT OF KPMG PEAT MARWICK LLP


Board of Directors
Woolworth Corporation


     We hereby consent to the incorporation by reference in this registration statement No. 333-xxx on Form S-4 of our report dated March 11, 1998 appearing in the Form 10-K of Woolworth Corporation for the year ended January 31, 1998. We also consent to the reference to our firm under the caption "Experts" in this registration statement.


                                           KPMG Peat Marwick LLP

New York, New York
June 9, 1998